FORM 8-A
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
WebMD Health Corp.
(Exact Name of Registrant As Specified in Its Charter)

Delaware	20-2783228

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

111 Eighth Avenue, New York, New York	10011

(Address of Principal Executive Offices)	(Zip Code)
     Securities to be registered pursuant to Section 12(b) of the Act: None
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.   ☐
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.   ☑
Securities Act registration statement file number to which this form relates:
333-124832
Securities to be registered pursuant to Section 12(g) of the Act:
Class A Common Stock, $0.01 par value per share

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The description under the heading “Description of Capital Stock” relating to the Registrant’s Class A Common Stock, $0.01 par value per share (the “Class A Common Stock”), set forth in the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Registration Statement on Form S-1”) (File No. 333-124832), as amended from time to time, and in the Prospectus included in the Registration Statement on Form S-1 to be filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, is incorporated herein by reference.
Item 2. Exhibits
1.	Restated Certificate of Incorporation of the Registrant.

2.	Amended and Restated By-laws of the Registrant.

3.	Specimen certificate representing shares of the Registrant’s Class A Common Stock, incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on behalf of the undersigned, thereto duly authorized.

WebMD Health Corp.
By:	/s/ Douglas W. Wamsley
	Name:	Douglas W. Wamsley
	Title:	Executive Vice President, General Counsel and Secretary

September 28, 2005